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                                                                   Exhibit 15.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statement No. 333-145973 on Form F-3 of our reports dated May 21, 2008, relating to the financial statements of Empresas ICA, S.A.B. de C.V. and subsidiaries (which report expresses an unqualified opinion and includes explanatory paragraphs regarding (1) the nature and effect of differences between Mexican Financial Reporting Standards and accounting principles generally accepted in the United States of America; (2) the adoption of Statement of Financial Accounting Standards No. 158, "Employers Accounting for Defined Benefit Pension and Other Postretirement Plans -- an amendment of FASB Statements No. 87, 88, 106 and 132(R)", during 2006; and (3) that our audit also comprehended the translation of Mexican peso amounts into U.S. dollar amounts in conformity with the basis stated in Note 2 to such consolidated financial statements), and the effectiveness of Empresas ICA, S.A.B. de C.V. and subsidiaries' internal control over financial reporting, appearing in this Annual Report on Form 20-F of Empresas ICA, S.A.B. de C.V. and subsidiaries for the year ended December 31, 2007.

Galaz, Yamazaki, Ruiz Urquiza, S.C.
Member of Deloitte Touche Tohmatsu





/s/ Arturo Vargas Arellano
C.P.C. Arturo Vargas Arellano
Mexico City, Mexico
June 11, 2008